Exhibit 99.1

ORCHID ISLAND CAPITAL ANNOUNCES

INCREASE IN STOCK REPURCHASE PROGRAM AUTHORIZATION AND

ESTIMATED BOOK VALUE PER SHARE

Stock Repurchase Program

Vero Beach, Fla., June 22, 2026 - Orchid Island Capital, Inc. (the “Company”) (NYSE: ORC) announced that the Board of Directors of the Company (the “Board”) approved an increase to its previously announced stock repurchase program (the “Repurchase Program”) for up to an additional 25,000,000 shares of the Company’s common stock, which results in a total authorization under the Repurchase Program for up to 26,612,580 shares, representing approximately 13.3% of the Company’s currently outstanding shares of common stock.

As part of the Repurchase Program, shares may be purchased in open market transactions, block purchases, through privately negotiated transactions, or pursuant to any trading plan that may be adopted in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Open market repurchases will be made in accordance with Exchange Act Rule 10b-18, which sets certain restrictions on the method, timing, price and volume of open market stock repurchases. The timing, manner, price and amount of repurchases will be determined by the Company in its discretion and will be subject to economic and market conditions, stock price, applicable legal requirements and other factors. The authorization does not obligate the Company to acquire any particular amount of common stock, and the Repurchase Program may be suspended or discontinued at the Company’s discretion without prior notice. The Repurchase Program has no termination date.

Book Value per Share Estimate

The Company estimated that its current book value per share is approximately $7.24 to $7.28 per share as of June 18, 2026.  This represents an increase of approximately 2.3% to 2.8% since March 31, 2026.  The estimated book value in this press release is preliminary, subject to change, and has not been audited or verified by any third party. The Company’s estimated book value at June 18, 2026, may be materially different from its actual book value as of June 30, 2026.  The Company undertakes no obligation to update or revise its estimated book value in this press release.

About Orchid Island Capital, Inc.

Orchid Island Capital, Inc. is a specialty finance company that invests on a leveraged basis in Agency RMBS. Our investment strategy focuses on, and our portfolio consists of, two categories of Agency RMBS: (i) traditional pass-through Agency RMBS, such as mortgage pass-through certificates and collateralized mortgage obligations issued by Fannie Mae, Freddie Mac or Ginnie Mae, and (ii) structured Agency RMBS. The Company is managed by Bimini Advisors, LLC, a registered investment adviser with the Securities and Exchange Commission.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements include, but are not limited to, statements about the Company’s Repurchase Program. These forward-looking statements are based upon the Company’s present expectations, but the Company cannot assure investors that actual results will not vary from the expectations contained in the forward-looking statements. Investors should not place undue reliance upon forward looking statements. For further discussion of the factors that could affect outcomes, please refer to the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025. All forward-looking statements speak only as of the date on which they are made. New risks and uncertainties arise over time, and it is not possible to predict those events or how they may affect the Company. Except as required by law, the Company is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:
Orchid Island Capital, Inc.
Robert E. Cauley
3305 Flamingo Drive, Vero Beach, Florida 32963
Telephone: (772) 231-1400